July 17, 2025

To the Trustees of

DoubleLine Funds Trust (“DFT”)

DoubleLine ETF Trust (“ETF Trust”)

DoubleLine Opportunistic Credit Fund (“DBL”)

DoubleLine Income Solutions Fund (“DSL”)

DoubleLine Yield Opportunities Fund (“DLY”)

(each series of each of DFT and ETF Trust, DBL, DSL, and DLY, each a “Fund”)

2002 North Tampa Street Suite 200

Tampa Bay, Florida 33602

Re: Advisory Fee Waiver In Respect of Investments in Other DoubleLine Funds

Dear Trustees:

Each of DoubleLine Capital LP, DoubleLine Alternatives LP and DoubleLine ETF Adviser LP hereby undertake that when any Fund for which it serves as investment adviser invests in another registered investment company sponsored by DoubleLine Capital LP, DoubleLine Alternatives LP or DoubleLine ETF Adviser LP (each an “other DoubleLine fund”), the relevant investment adviser of the investing Fund will waive its advisory fee in a dollar amount equal to the advisory fees paid by the other DoubleLine fund in respect of that investing Fund’s assets so invested. Any amounts so waived are not subject to recoupment.1 With respect to each series of DFT, this undertaking shall continue in effect for at least one year following the effective date of any amendment to the registration statement on Form N-1A for DFT in which this waiver is disclosed in a Fund’s prospectus (333-164298 and 811-22378). With respect to each series of ETF Trust, this undertaking shall continue in effect for at least one year following the effective date of any amendment to the registration statement on Form N-1A for ETF Trust in which this waiver is disclosed in a Fund’s prospectus (333-260030 and 811-23746). With respect to each of DBL, DSL and DLY, this undertaking is effective as of June 23, 2025 and shall continue in effect for at least one year following any filing of such respective Fund’s annual shareholder reports on Form N-CSR. This waiver may be terminated with respect to any Fund at any time with your consent.

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[1]

In instances where a series of ETF Trust is an underlying Fund subject to a unitary fee, it is expected that the amount waived hereunder will be reflected and will be reduced by an estimate, as determined by the relevant investment adviser, of the portion of the unitary fee attributable solely to the advisory services rendered in respect of the unitary fee.

Very truly yours,

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Ronald R. Redell
	Name:	Ronald R. Redell
	Title:	Authorized Signer

DOUBLELINE ALTERNATIVES LP

By: RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
	Name:	Henry V. Chase
	Title:	Authorized Signer

DOUBLELINE ETF ADVISER LP

By:	DoubleLine ETF GP LLC, its general partner

By:	/s/ Henry V. Chase
	Name:	Henry V. Chase
	Title:	Authorized Signer